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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


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                              VIA NET.WORKS, Inc.
             (Exact name of registrant as specified in its charter)


                Delaware                                 84-1412512
(State of incorporation or organization)    (I.R.S. Employer Identification No.)



             12100 Sunset Hills Road, Suite 110, Reston, VA, 20190
          (Address of principal executive offices)      (Zip Code)


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
If this form relates to the registration of a class of                If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act              securities pursuant to Section 12(g) of the Exchange Act and
and is effective pursuant to General Instruction A.(c),               is effective pursuant to General Instruction A.(d), check
check the following box. [ ]                                          the following box. [x]



 Securities Act registration statement file number to which this form relates
                          (if applicable): 333-91615

    Securities to be registered pursuant to Section 12(b) of the Act: None

       Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $.001 par value per share
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                                (Title of class)
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Item 1.   Description of Registrant's Securities To Be Registered.
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     Information with respect to the Common Stock, par value $.001 per share
(the "Common Stock"), of the registrant is incorporated by reference to the sections captioned "Description of Capital Stock--General," "--Certificate of Incorporation and Bylaws; Delaware Law" and "--Transfer Agent and Registrar" in Amendment No. 2 to the registrant's registration statement on Form S-1 (No. 333-91615), as filed with the Securities and Exchange Commission on January 19, 2000, any amendments to such registration statement filed subsequently thereto, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 in connection with such registration statement.


Item 2.  Exhibits.
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The following exhibits are incorporated herein by reference:

         1. Amended and Restated Certificate of Incorporation of the registrant (to be filed with the Secretary of Delaware prior to the closing of the registrant's initial public offering) *

         2. Amended and Restated Certificate of Incorporation of the registrant (to be filed with the Secretary of Delaware after the closing of the registrant's initial public offering) *

         3. Amended and Restated Bylaws of the registrant (to become effective upon the closing of the registrant's initial public offering)*

         4. Specimen Common Stock Certificate representing the Common Stock of the registrant*


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*    Filed as an exhibit to the registrant's registration statement on Form S-1
     (File No. 333-91615) and incorporated herein by reference thereto.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          VIA NET.WORKS, Inc.


Date:  February 8, 2000                   By: /s/ David M. D'Ottavio
                                              ---------------------------------
                                              David M. D'Ottavio
                                              Chief Executive Officer

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                                 EXHIBIT INDEX


  Exhibit No.     Description
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
      1.          Amended and Restated Certificate of Incorporation (to be filed with the Secretary of Delaware prior to the closing of the registrant's initial public offering)*

      2. Amended and Restated Certificate of Incorporation (to be filed with the Secretary of Delaware after the closing of the registrant's initial public offering)*

      3. Amended and Restated Bylaws (to become effective upon the closing of the registrant's initial public offering)*

      4.          Specimen Common Stock Certificate*


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*    Incorporated herein by reference to the registrant's registration statement on Form S-1 (File No. 333-91615).

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